LETTER OF TRANSMITTAL

                               OFFICE DEPOT, INC.

                                Offer to Exchange
                     10% Senior Subordinated Notes due 2008
          (which have been registered under the Securities Act of 1933)

                                       for

                     10% Senior Subordinated Notes due 2008
     (of which an aggregate principal amount of $250,000,000 is outstanding)

               Pursuant to the Prospectus dated September __, 2001

                  The Exchange Agent for the Exchange Offer is:

                                  SUNTRUST BANK

   By Registered or Certified Mail:    By Overnight Courier or by Hand Delivery:
             SunTrust Bank                            SunTrust Bank
      Corporate Trust Department                 Corporate Trust Department
      Attention: Holly Arencibia                 Attention: Holly Arencibia
Reference: Office Depot Exchange Offer    Reference: Office Depot Exchange Offer
          777 Brickell Avenue                       777 Brickell Avenue
         Miami, Florida 33131                       Miami, Florida 33131

         Facsimile Transmission Number (for Eligible Institutions only):
                                 (305) 579-7017

                                Telephone Number:
                                 (305) 579-7009

--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [Day, Date], UNLESS EXTENDED (THE DATE AND TIME, AS IT MAY BE EXTENDED, HEREINAFTER THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------


         By execution of this Letter of Transmittal, the undersigned acknowledges receipt of the prospectus dated [Date], 2001 (the "Prospectus") of Office Depot, Inc., a Delaware corporation (the "Company"), which, together with this letter of transmittal and the instructions hereto (the "Letter of Transmittal"), constitutes the Company's offer (the "Exchange Offer") to exchange $250,000,000 of its 10% Senior Subordinated Notes due 2008 (the "new notes") for $250,000,000 principal amount of its outstanding 10% Senior Subordinated Notes due 2008 (the "old notes") upon the terms and subject to the conditions set forth in the Prospectus. The new notes will be registered in accordance with the requirements of the Securities Act of 1933, as amended. Tenders of old notes will be accepted only in authorized denominations of $1,000.

         All of the old notes are currently held in book-entry accounts at DTC maintained by SunTrust Bank (the "Exchange Agent"), as trustee. To exchange notes held in book-entry DTC accounts, this Letter of Transmittal need not be manually executed; Instead, tenders of old notes must be effected in accordance with the procedures mandated by DTC's Automated Tender Offer Program ("ATOP"). To tender old notes in this manner, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent (the "Agent's Message") must contain an acknowledgement and agreement that the holder has received and agreed to be bound by, and make all of the representations in, this Letter of Transmittal and agrees that the Company may enforce this Letter of Transmittal against the holder. In all other cases, where notes are not held in book-entry form at DTC, a Letter of Transmittal must be manually executed and delivered to the Exchange Agent in the manner set forth on the final page of this Letter of Transmittal.

         By crediting the old notes to the Exchange Agent's account at DTC and by complying with the applicable ATOP procedures with respect to the tender of the old notes, including transmission of an Agent's Message, the holder of old notes acknowledges and agrees to be bound by the terms of this Letter of Transmittal, and the participant in DTC confirms on behalf of itself and the beneficial owner(s) of the old notes that all provisions of this Letter of Transmittal are applicable to it and to the beneficial owner(s) as fully as if the participant and each beneficial owner had provided the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

         Holders of old notes whose certificates for old notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, may tender their old notes according to the guaranteed deliver procedures described in "The Exchange Offer - Procedures for Tendering" in the Prospectus.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         Any questions regarding the Exchange Offer should be addressed to, and materials relating to the Exchange Offer may be obtained from, the Exchange Agent.

         Delivery of this Letter of Transmittal in a manner or to an address, or transmission via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery to the Exchange Agent.

Ladies and Gentlemen:

         Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of old notes indicated below. Subject to, and effective upon, the acceptance for exchange of the principal amount of old notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the old notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact with respect to the old notes with full power of substitution to (i) deliver certificates for the old notes to the Company, or transfer ownership of the old notes on the account books maintained by DTC, together, in any case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present the old notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of the old notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

         The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, sell, assign and transfer the old notes tendered hereby and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or proxy when the same are acquired by the Company. The undersigned also acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the U.S. Securities and Exchange Commission, as set forth in no-action letters to third parties, that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the new notes are acquired in the ordinary course of the holders' business and (ii) the holders are not, do not intend to, and have no arrangement with any person to participate in the distribution of the new notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of new notes. If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes, the undersigned represents that the old notes were acquired as a result of market-making activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The undersigned represents that (i) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the undersigned,
(ii) neither the undersigned holder of old notes nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive new notes for its own account in exchange for old notes, neither the undersigned nor any other person is engaged in or intends to participate in the distribution of new notes and (iv) neither the undersigned nor any other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the old notes tendered hereby.

         For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered old notes when, as and if the Company has given written notice thereof to the Exchange Agent. If any tendered old notes are not accepted for exchange pursuant to the Exchange Offer for any reason or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned or, if applicable, credited by book-entry transfer to the account at DTC from which they were tendered as promptly as practicable after the expiration or termination of the Exchange Offer.

         All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors, and assigns.

         The undersigned understands that tenders of old notes pursuant to the procedures described under the caption "The Exchange Offer-Procedures for Tendering Old Notes" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

         The bracketed information is requested but is not required. All other questions must be answered unless otherwise indicated. Only one offer may be submitted by or on behalf of each beneficial owner of old notes.

         [Name of Beneficial Owner:
                                           -----------------------------------
         Contact Person:
                                           -----------------------------------
         Address:
                                           -----------------------------------
         Telephone:
                                           -----------------------------------
         Facsimile:                                                           ]
                                           ------------------------------------
Principal Amount Tendered



      Bond Description             CUSIP             ISIN           Principal          Principal Amount    Certificate
      ----------------             -----             ----         Amount Owned            Tendered          Number(s)
                                                                  ------------            --------          ---------

10% Senior Subordinated
Notes due 2008                   676220AC0       US676220AC07        __________         __________         __________
(Rule 144A notes)

10% Senior Subordinated
Notes due 2008                   U67518AA5       USU67518AA54        __________         __________         __________
(Regulation S notes)


1.       Company Name of Direct Participant in DTC signing:
                                                           ---------------------

         Contact Person:
                                                           ---------------------

         Address:
                                                           ---------------------

         Telephone:
                                                           ---------------------

         Facsimile:
                                                           ---------------------

2.   Name of Clearing System (Euroclear, Clearstream
     Banking or DTC) where old notes are held
     (if applicable):
                                                           ---------------------

         Account Number at Clearing System
         where old notes are held:
                                                           ---------------------

3.       |_|      Check here and fill in the name and address for delivery
                  if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

                  Name:
                                     -------------------------------------------

                  Address:
                                    --------------------------------------------



4.       |_|      Check here if tendered old notes are being delivered by book-
                  entry transfer to the account maintained by the Exchange Agent with DTC and complete the following:

                  Name of Tendering Institution:
                                                     ---------------------------

                  DTC Account Number:
                                                     ---------------------------

                  Transaction Code Number:
                                            ------------------------------------

5.       |_|      Check here if tendered notes are enclosed herewith.

6.       |_|      Check here and enclose a photocopy of the Notice of
                  Guaranteed Delivery if the tendered old notes are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Exchange Agent, and complete the following:

                  Name(s) of Registered Holder(s):
                                                     ---------------------------

                  Window Ticket Number (if any):
                                                     ---------------------------

                  Date of Execution of Notice of
                  Guaranteed Delivery:
                                                     ---------------------------

                  Name of Eligible Institution
                  that Guaranteed Delivery:
                                                     ---------------------------

                                PLEASE SIGN HERE

         This Letter of Transmittal must be signed by the holder(s) of the old notes exactly as its name(s) appears(s) on a security position listing it as the owner of old notes. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, the person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of the person's authority to so act. See Instruction 3 herein.


x                                              Date:
 ------------------------------------------         ----------------------------

x                                              Date:
 ------------------------------------------         ----------------------------
         Signature(s) of Holder(s) or
         Authorized Signatory

Name(s):                                       Address:
        ----------------------------                   -------------------------
         (Please print)                                (including zip code or
                                                        postal code)

Capacity(ies):                                 Telephone:
              -----------------------------              -----------------------

Taxpayer Identification No(s):
                              -----------------------



                               SIGNATURE GUARANTEE


Signature Guaranteed by an Eligible Institution:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------

                                               Name of Firm:
                                                            --------------------

                                               Dated:
                                                     ---------------------------

                                 INSTRUCTIONS

         Forming Part of the Terms and Conditions of the Exchange Offer

         1. Delivery of this Letter of Transmittal and Old Notes. The method of delivery of this Letter of Transmittal, the tendered old notes, and all other required documents to the Exchange Agent is at the election and risk of the holders and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent or credited to the Exchange Agent's account at DTC in the case of electronically delivered old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect tenders on their behalf. Certificates for all physically tendered old notes, or book-entry confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent's Message, and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Instead of delivery by mail, we recommend you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery. Do not send any Letter of Transmittal or old notes to the Company.

         Holders of old notes whose certificates for old notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, may tender their old notes according to the guaranteed delivery procedures described in "The Exchange Offer - Procedures for Tendering" in the Prospectus. Pursuant to those procedures, (i) the tender must be made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (any of the foregoing, an "Eligible Institution"), (ii) prior to the Expiration Date, the Exchange Agent must receive from the Eligible Institution a properly completed and duly executed Letter (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old notes, the certificate number or numbers of the old notes and the principal amount at maturity of the old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the Letter (or facsimile thereof), together with the certificate or certificates representing the old notes to be tendered in proper form for transfer, or book-entry confirmation, as the case may be, and any other documents required by this Letter, will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the properly completed and executed Letter (or facsimile thereof), together with the certificate or certificates representing all tendered old notes in proper form for transfer, or book-entry confirmation, as the case may be, and all other documents required by this Letter are received by the Exchange Agent within three New York Stock Exchange Trading Days after the Expiration Date.

         For the purposes of the Exchange Offer, the term "holder" includes any participant in DTC named in a securities position listing as a holder of old notes. Only a holder of record may tender old notes in the Exchange Offer. Any beneficial owner of old notes who wishes to tender some or all of the old notes should arrange with DTC, a DTC participant or the record owner of the old notes to execute and deliver this Letter of Transmittal or to send an Agent's Message effecting a book-entry transfer on his or her behalf.

         2. Partial Tenders. If you are tendering less than all of the old notes evidenced by a submitted certificate, you should fill in the aggregate principal amount of old notes to be tendered in the box above entitled "Principal Amount Tendered." Tenders of old notes will be accepted only in integral multiples of $1,000. We will consider all of your old notes to have been tendered unless you otherwise indicate in this box.

         3. Withdrawal of Tendered Old Notes. A tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of old notes, a notice of withdrawal must: (i) be received by the Exchange Agent before the Expiration Date; (ii) specify the name of the person who deposited the old notes to be withdrawn; (iii) contain a description of the old notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing the old notes and the principal amount at maturity of the old notes represented by the certificates; and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee). The Exchange Agent will return the properly withdrawn old notes promptly following receipt of the notice of withdrawal. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes or otherwise comply with the book-entry transfer facility's procedures. All questions as to the validity of notices of withdrawal, including the time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

         4. Signatures. If this Letter of Transmittal (or copy hereof) is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should indicate the capacity in which they are signing, and unless waived by the Company, those persons should submit evidence satisfactory to the Company of their authority to act in the stated capacity together with this Letter of Transmittal. If this Letter of Transmittal is signed by the registered holder of the old notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without alteration, enlargement or any change whatsoever.

         If any tendered old notes are owned of record by two or more joint owners, all owners must sign this Letter.

         If any tendered old notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

         When this Letter is signed by the registered holder (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the old notes) of the old notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the new notes are to be issued to a person other than the registered holder, then endorsements of any certificates transferred hereby or separate bond powers are required, and in that case, signatures on the certificate(s) must be guaranteed by an Eligible Institution.

         If this Letter is signed by a person other than the registered holder or holders of any old notes specified therein, the certificate(s) must be endorsed by the registered holder(s) or accompanied by separate written instruments of transfer or endorsed in blank by the registered holder(s) in form satisfactory to the Company and duly executed by the registered holder, in either case signed exactly as the registered holder's or holders' name or names appear(s) on the old notes.

         5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer, but will not pay transfer taxes with respect to any other transfer.

         6. Waiver of Conditions. The Company reserves the absolute right to amend, waive, or modify specified conditions in the Exchange Offer in the case of any old notes tendered.

         7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or old notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful.

The Company also reserves the absolute right to waive any irregularities or conditions of tender as to the particular old notes covered by any Letter of Transmittal or tendered pursuant to the Letter of Transmittal. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any notification. The Company's interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

         8. Backup Withholding. Federal income tax law generally requires that a tendering holder whose old notes are accepted for exchange must provide the Company (as payor) with the holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below, or otherwise establish a basis for exemption from backup withholding. If the holder is an individual, the TIN is his or her social security number. If the Company is not provided with a TIN or an adequate basis for an exemption, the tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery to the tendering holder of new notes may be subject to backup withholding in an amount equal to 31% of all reportable payments made after the exchange.

         Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

         To prevent backup withholding, each tendering holder of old notes must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. If the tendering holder of old notes is a non-resident alien or foreign entity not subject to backup withholding, the holder must give the Company a completed Form W-8, Certificate of Foreign Status. These forms may be obtained from the Exchange Agent. If the old notes are in more than one name or are not in the name of the actual owner, the holder should consult the W-9 Guidelines for information on which TIN to report. If the holder does not have a TIN, the holder should consult the W-9 Guidelines for instructions on how to apply for a TIN, then check the box in
Part 2 of the Substitute Form W-9, write "Applied For" in lieu of the TIN and complete the Certificate of Awaiting Taxpayer Identification Number. Note: checking this box and writing "Applied For" on the form means that the holder has already applied for a TIN or that the holder intends to apply for a TIN within the near future. If the holder checks the box in Part 2 of the Substitute Form W-9 and writes "Applied For" on that form, backup withholding at the rate of 31% will nevertheless apply to all reportable payments made to the holder. If the holder furnishes its TIN to the Company within 60 days, however, any amounts so withheld shall be refunded to the holder.

         Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

         9. Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated by reference in any tender of old notes by any DTC participant effected through procedures established by DTC and, by virtue of the tender, the participant shall be deemed to have acknowledged and accepted this Letter of Transmittal on behalf of itself and the beneficial owners of any old notes tendered.